CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 93 to Registration
Statement No. 2-11052 on Form N-1A of our report dated February 13, 2006, relating to the financial statements of Oppenheimer Equity Fund, Inc.
appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to us under the headings
"Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
April 26, 2006